EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the ordinary shares, no par value, of Birkenstock Holding plc (this “Agreement”), is being filed, and all amendments thereto will be filed, by BK LC Lux MidCo S.à r.l. as designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 9, 2024

BK LC Lux MidCo S.à r.l.

By:	/s/ James Michael Chu
Name:	James Michael Chu
Title:	Manager

Catterton Caledonia 1 Limited

By:	/s/ James Michael Chu
Name:	James Michael Chu
Title:	Authorized Person

Catterton Caledonia 2 Limited

By:	/s/ James Michael Chu
Name:	James Michael Chu
Title:	Authorized Person

Scott Arnold Dahnke

/s/ Scott Arnold Dahnke

James Michael Chu

/s/ James Michael Chu